                                                                   EXHIBIT 10(z)



                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 dated as of May 13, 2003 amends the Employment Agreement by and between MALAN REALTY INVESTORS, INC., a Michigan corporation (the "Company"), and ELLIOTT J. BRODERICK ("Executive") dated as of July 16, 2002 (the "Agreement").

                                    RECITALS

         The Company has previously entered into one or more Option Agreements with Executive pursuant to the Malan Realty Investors, Inc. 1994 Stock Option Plan (the "Option Plan").

         In August 2002, the Company's shareholders approved a plan of liquidation for the Company (the "Plan of Liquidation"). Each time the Company makes any distributions to its shareholders pursuant to the Plan of Liquidation, the market price of the Company's common stock is expected to decline. If Executive were to exercise options following a liquidating distribution, Executive would be in the anomalous situation of having to sell the shares acquired upon exercise of the options at a lower price than what could have been expected absent liquidation.

         The Company wishes to correct this anomalous situation and give Executive the benefit of the options by allowing Executive to participate in that portion of liquidating distributions that exceed the exercise price of the options.

         Accordingly, the parties agree as follows:

         1.       CASH BONUSES IN LIEU OF OPTIONS.

                  (a) Executive hereby agrees to the cancellation by, and hereby surrenders to, the Company effective as of the date of this Amendment all stock options held by Executive under the Option Plan, all of which are more particularly described on EXHIBIT A.

                  (b) In consideration of such cancellation and surrender, the Company agrees than when aggregate liquidating distributions per share made to Company shareholders pursuant to the Plan of Liquidation after the date of this Amendment reach the levels set forth below, Executive shall be entitled, subject to the terms and conditions set forth herein, to receive a cash bonus (each, a "Liquidation Bonus") such that aggregate Liquidation Bonuses paid to Executive pursuant to this Section 1 total the amount set opposite the applicable level of per share liquidating distributions (which amounts represent liquidating distributions in excess of the average price of all of Executive's options, regardless of when first exercisable):

        AGGREGATE PER SHARE                       CUMULATIVE AMOUNT OF
     LIQUIDATING DISTRIBUTIONS                      LIQUIDATION BONUS
     $           4.25                              $      7,500
                 4.50                                    15,000
                 4.75                                    22,500
                 5.00                                    30,000
                 5.25                                    37,500
                 5.50                                    45,000
                 5.75                                    52,500
                 6.00                                    60,000
                 6.25                                    67,500
                 6.50                                    75,000
                 6.75                                    82,500
                 7.00                                    90,000
                 7.25                                    97,500
                 7.50                                   105,000
                 7.75                                   112,500
                 8.00                                   120,000
                 8.25                                   127,500
                 8.50                                   135,000
                 8.75                                   142,500
                 9.00                                   150,000

         For example, when aggregate per share liquidating distributions of $4.25 have been paid, Executive will be entitled to a Liquidation Bonus of $7,500. When aggregate liquidating distributions reach $4.50 per share, Executive will be entitled to receive another Liquidation Bonus of $7,500, resulting in cumulative Liquidation Bonuses of $15,000.

                  (c) Each Liquidation Bonus will be paid as soon as practicable after the applicable liquidating distribution is paid to shareholders, less any federal, state and local taxes required to be withheld thereon. If the Company makes a liquidating distribution in a form other than cash, the Company's board of directors shall in good faith determine the fair market value per share of the liquidating distribution for purposes of determining the amount of any Liquidation Bonus to be paid to Executive hereunder, which in the Company's discretion may be paid in cash or in kind.

                  (d) When the Company makes its final liquidating distribution, if aggregate liquidating distributions exceed $4.25 per share, the Liquidation Bonus relating to the final liquidating distribution shall be prorated based on the amount of the final liquidating distribution to the extent that the final distribution does not reach the next threshold for the payment of the next Liquidation Bonus. For example, if aggregate liquidating distributions of $7.00 per share have been made, Liquidation Bonuses totaling $90,000 have been paid, and the final liquidating distribution is $0.125 per share, Executive would be entitled to a final Liquidation Bonus of $3,750.

                  (e) Anything herein to the contrary notwithstanding, Executive shall not be entitled to a Liquidation Bonus to the extent that such bonus represents cash in excess of the exercise price of an option that, absent this Amendment, would have expired or terminated pursuant to its terms before the record date for the liquidating distribution to which the Liquidation Bonus relates (for example, if Executive ceases to be an employee of the Company within one year after the date of grant of the option for any reason other than death, disability or retirement).

         2. ASSIGNMENT TO LIQUIDATING TRUST. The Company may form a liquidating trust in connection with winding down the Company's business (the "Liquidating Trust"). The Company may assign the Agreement, as amended hereby, to a Liquidating Trust provided that the Liquidating Trust assumes each and every obligation of the Company thereunder, including the obligation to pay Liquidation Bonuses. Such assignment shall not be deemed a termination by the Company entitling Executive to severance compensation from the Company pursuant to the Agreement.

         3. NO OTHER CHANGES. Except as expressly amended hereby, the provisions of the Agreement shall continue to remain in full force and effect.

                                         MALAN REALTY INVESTORS, INC.


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------



                                         --------------------------------------
                                         Elliott J. Broderick

                                    EXHIBIT A

                                CANCELLED OPTIONS


DATE OF AGREEMENT               NUMBER OF SHARES                 EXERCISE PRICE
-----------------               ----------------                 --------------
  06/17/1994                           25,000                         $17.00

  01/20/1995                           22,350                         $13.375

  03/19/1996                           15,250                         $14.375

  09/25/2000                            5,000                         $13.438

                                       MALAN REALTY INVESTORS, INC.


                                       By:
                                          -------------------------------------
                                           Name:
                                                -------------------------------
                                           Its:
                                               --------------------------------





                                       ----------------------------------------
                                       ELLIOTT J. BRODERICK